UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2017

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2017, Oxford Immunotec Ltd. (“OI Ltd.”), a wholly owned subsidiary of Oxford Immunotec Global PLC (the “Registrant”), entered into a Third Amendment to Distributorship Agreement (the “Amendment”) with Fosun Long March Medical Science Co. Ltd. and Shanghai Xin Chang Medical Device Co. Ltd. (collectively the “Distributors”). The Amendment amends the Distributorship Agreement between the parties dated October 8, 2013, as amended on April 22, 2015 and November 3, 2016, pursuant to which the Distributors purchase T-SPOT®.TB test kits from OI Ltd. for distribution in China (the “Agreement”). The Agreement was originally filed as Exhibit 10.24 of our Registration Statement on Form S-1 (File No. 333-191737) on October 15, 2013, as Exhibit 10.1 of our Quarterly Report on Form 10Q on August 4, 2015, and as Exhibit 10.20 of our Annual Report on Form 10K on March 1, 2017. Under the Amendment, if the Distributors purchase a defined minimum quantity of T-SPOT.TB test kits by a certain date in 2017, OI Ltd. will issue a rebate equal to a certain percentage of the aggregate value of T-SPOT.TB test kits purchased by the Distributors during 2017.

The foregoing description of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full and complete terms of the Agreement, which are incorporated by reference herein.  In addition, the foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Amendment, which will be filed as an exhibit to the Registrant’s next periodic report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley SVP and General Counsel